Exhibit 10.3

BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT, dated as of September 9th, 2008 (this “Bill of Sale and Assignment”), is from Skae Beverages International LLC, a Delaware limited liability company (“Seller”) to Baywood International, Inc., a Nevada corporation (“Baywood”) and Baywood New Leaf Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Baywood (“Buyer”) and Eric Skae (“Skae”) an individual.

WHEREAS, Seller, Skae, Baywood and Buyer have entered into an Asset Purchase Agreement, dated as of September 9th, 2008 (the “Asset Purchase Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

WHEREAS, the execution and delivery of this Bill of Sale and Assignment by Seller is a condition to the respective obligations of Baywood and Buyer to consummate the transactions contemplated by the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby agree as follows:

1.

Sale and Assignment of Assets and Properties

The Seller hereby sells, assigns, transfers, conveys, grants, bargains, sets over, releases, delivers, vests and confirms unto Buyer and its successors and assigns, forever, the entire right, title and interest of Seller free and clear of all Encumbrances (other than any Permitted Encumbrances) in and to any and all of the Purchased Assets other than the Excluded Assets.

2.

Obligations and Liabilities Not Assumed

Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by Baywood or Buyer or any of their respective subsidiaries of any obligations or liabilities of Seller.  Neither Baywood nor Buyer nor any of their respective subsidiaries by this Bill of Sale and Assignment, agree to assume or agree to pay, perform or discharge any liabilities of Seller of any nature, kind or description whatsoever.

3.

Further Assurances

Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at Baywood’s or Buyer’s request, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in Buyer any of the Assets.

4.

Power of Attorney

Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney and attorneys of Seller, with full power of substitution, in the name of Buyer and/or Baywood or in the name and stead of Seller, but on behalf of and for the benefit of Buyer and/or Baywood and each of their respective successors and assigns (and at the expense of Seller):

1

(a)

to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

(b)

to institute and prosecute in Seller’s name, or otherwise, at the expense and for the benefit of Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

(c)

to take any and all other reasonable action designed to vest more fully in Buyer the Purchased Assets hereby sold and assigned to Buyer or intended so to be and in order to provide for Buyer the benefit, use, enjoyment and possession of such Assets; and

(d)

to do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason.  Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.  Seller shall from time to time pay to Buyer or, if directed by Buyer, to Baywood, when received, any amounts that shall be received directly or indirectly by Seller (including amounts received as interest) in respect of any Assets sold, assigned or transferred to Buyer pursuant hereto.

5.

No Third Party Beneficiaries

This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of Baywood and Buyer and their respective permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

6.

Severability

If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Seller, Baywood or Buyer, as the case may be.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Bill of Sale and Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Bill of Sale and Assignment are consummated as originally contemplated to the greatest extent possible.

7.

Governing Law

This Bill of Sale and Assignment shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by Seller as of the date first above written.

SKAE BEVERAGE INTERNATIONAL LLC

By:	/s/ Eric Skae
Name: Eric Skae
Title: Managing Member

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger Title: President

BAYWOOD NEW LEAF ACQUISITION, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger Title: President

Signature Page – Bill of Sale